UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On August 22, 2012, Tel-Instrument Electronics Corp. (the “Company”) issued a press release regarding the Company’s financial results for the period ended June 30, 2012, which is also disclosed in Company’s Form 10-Q filed with the Securities and Exchange Commission on August 20, 2012.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vice-President

On August 9, 2012, the Board of Directors (the “Board”) of the Company unanimously approved the appointment of Chris Allen as Vice-President of the Company.  Below is a description of Mr. Allen’s professional work experience.

Chris Allen, age 58

Mr. Allen has over 19 years of experience in avionics industry senior management. Mr. Allen has served as the Company’s Director of Business Development since 2007. Prior to joining the Company, Mr. Allen has held various senior marketing and customer support roles with such companies as Prime Computer, JC AIR and Aeroflex.  Mr. Allen has extensive experience in the military and commercial avionics industry.  From 1998 through 2006, Mr. Allen was the Sales Manager and Major Programs Business Development Manager at Goodrich Corporation – JcAir Test Systems. In his new role at the Company, Mr. Allen will oversee the Company’s operations, including engineering, manufacturing and program management.

Mr. Allen has an associate’s degree in Electronic Engineering Technology.

The Board believes that Mr. Allen’s combination of business development, technical and management experience will be of great value to the Company. Mr. Allen built his career based on a commitment to customer satisfaction and has already made significant changes to our engineering and manufacturing organizations to drive accountability to all levels of our organization.

Family Relationships

Mr. Allen does not have a family relationship with a current officer or director of the Company.

Related Party Transactions

There are no applicable related party transactions.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

99.1*	Press release dated August 22, 2012, “Tel-Instrument Electronics Corp Reports First Quarter Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: August 24, 2012	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer